UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 22, 2006
Date of Report (Date of earliest event reported)

Millennium Cell Inc.
(Exact name of Registrant as specified in its charter)

Delaware	000-31083	22-3726792
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Industrial Way West
Eatontown, New Jersey 07724
(Address of principal executive offices)

(732) 542-4000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 22, 2006, Millennium Cell Inc. (the “Registrant”) entered into an Employment Agreement and a Restricted Stock Grant Agreement with Mr. H. David Ramm, the Chief Executive Officer of the Registrant, in connection with the extension of Mr. Ramm’s term as the Registrant’s Chief Executive Officer and the related grant to Mr. Ramm of 50,000 shares of restricted common stock, par value $0.001 per share, of the Registrant (the “Restricted Stock”).

The Employment Agreement will extend Mr. Ramm’s term as the Registrant’s Chief Executive Officer through December 31, 2006, subject thereafter to automatic monthly extensions until terminated by the Registrant or Mr. Ramm upon 30 days’ prior written notice. As consideration for Mr. Ramm’s services, the Registrant has granted to Mr. Ramm 50,000 shares of Restricted Stock and will pay Mr. Ramm a monthly salary of $12,500. The Restricted Stock (i) vests in twelve equal consecutive monthly installments commencing on January 31, 2006 or, if earlier, upon any termination or expiration of the Employment Agreement other than (A) a termination by the Registrant for cause, as provided for in the Restricted Stock Grant Agreement or (B) the resignation of Mr. Ramm. Any unvested portion of the Restricted Stock grant is cancelable by the Registrant in the event that Mr. Ramm is terminated for cause or resigns prior to December 31, 2006.

The above descriptions of the Employment Agreement and the Restricted Stock Grant Agreement are qualified in their entirety by the full text of such agreements which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1.	Employment Agreement dated as of June 22, 2006 by and between Millennium Cell Inc. and H. David Ramm.

10.2.	Restricted Stock Grant dated as of June 22, 2006 by and between Millennium Cell Inc. and H. David Ramm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

            Millennium Cell Inc.

            By: /s/John D. Giolli
            Name: John D. Giolli, CPA
            Title: Chief Financial Officer

Date: June 22, 2006

EXHIBIT INDEX

10.1.	Employment Agreement dated as of June 22, 2006 between Millennium Cell Inc. and H. David Ramm.

10.2	Restricted Stock Grant Agreement dated as of June 22, 2006 between Millennium Cell Inc. and H. David Ramm.